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                                                                  EXHIBIT (j)(1)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-50832 of Financial Investors Variable Insurance Trust on Form N-1A of our report dated February 8, 2002, appearing in the Annual Report of Financial Investors Variable Insurance Trust for the period ended December 31, 2001, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


Deloitte & Touche LLP


Denver, Colorado
April 26, 2002